Exhibit 10(M)

CARPENTER TECHNOLOGY CORPORATION
STOCK-BASED COMPENSATION PLAN
FOR OFFICERS AND KEY EMPLOYEES

STOCK OPTION AWARD AGREEMENT

CARPENTER TECHNOLOGY CORPORATION (the "Company") grants this STOCK OPTION to the individual identified below (the "Participant"). Capitalized terms used herein without definition have the respective meanings ascribed to them in the CARPENTER TECHNOLOGY CORPORATION STOCK-BASED INCENTIVE COMPENSATION PLAN FOR OFFICERS AND KEY EMPLOYEES, as amended and restated August 9, 2016 (the "Plan"); the terms, conditions and provisions of which are applicable to the Award evidenced hereby and incorporated herein by reference.

1.    Grant of Option. The Participant has been granted a non-qualified stock option (the "Option") to purchase the number of Shares set forth below (the "Option Shares") pursuant to the terms of the Plan.

2.    Price. The purchase price per Option Share is set forth below.

3.    Term of Exercise. One-third (1/3) of the total Option Shares shall become exercisable on each of the first three anniversaries of the Grant Date contingent upon continued employment of the Participant with the Company on each such anniversary and shall continue to be exercisable within the period ending on the tenth anniversary of the Grant Date, except as otherwise provided under the terms of the Plan. Notwithstanding the foregoing, in the event of a Participant’s Retirement after the first anniversary of the Grant Date and prior to the third anniversary of the Grant Date, not less than a pro rata portion of the Option Shares shall be exercisable based on the number of days during the three-year period from the Grant Date the Participant was employed by the Company. Upon a Participant’s Retirement, the Committee reserves the right to cause all Option Shares to become exercisable. Notwithstanding anything in this Award to the contrary, if, within the two-year period immediately following a Change in Control, the Participant’s employment is terminated by the Company for any reason other than for Cause or terminated by the Participant for Good Reason, one hundred percent (100%) of the Option Shares shall become fully exercisable.

4.    Payment. Notice of the Participant’s intention to exercise all or a portion of the Option shall be given (in accordance with the procedures established by the Company from time to time) by the Participant or, in the case of death of the participant, his/her legal representative. The form of payment is to be specified in such notice. Full payment for Option Shares purchased shall be made to the Plan Administrator, as specified in the guidelines, following delivery to the Plan Administrator of notice of intention to exercise.

5.    Automatic Exercise. Any Option Shares that are exercisable but unexercised as of the tenth anniversary of the Grant Date shall be automatically exercised on the tenth anniversary of the Grant Date if the purchase price of an Option Share is less than the Fair Market Value of a Share on such date and the automatic exercise will result in the issuance of at least one (1) whole Share to the Participant after payment of the purchase price and any applicable tax withholding requirements. Payment of the purchase price and any applicable tax withholding requirements shall be made by having the number of Shares to be issued upon exercise reduced by a number of Shares having a Fair Market Value on the date of exercise equal to the purchase price and any applicable tax withholding requirements.

6.    Binding Effect. Subject to the terms of the Plan, the terms of this Option shall be binding upon, and inure to the benefit of, both the Company, its successors and assigns, and the Participant, his/her heirs and personal representatives.

Exhibit 10(M)

7.    Plan Compliance. The Participant should be aware that the terms of this Option, including methods for exercise, may be modified without the consent of the Participant to comply with applicable law, stock exchange or accounting requirements.

CARPENTER TECHNOLOGY CORPORATION
By:
Tony R. Thene
President and Chief Executive Officer

Name of Participant:            [NAME]
Number of Options Shares:        [# of Options]
Purchase Price per Option Share:    [Purchase Price]
Grant Date:                 [Grant Date]

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